Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2021 Financial Results
Dallas, Texas. (May 19, 2021) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2021.
For the three months ended April 30, 2021, revenue, gross profit, and net income were $733.9 million, $381.3 million, and $286.8 million, respectively. These represent an increase in revenue of $183.6 million, or 33.4%; an increase in gross profit of $138.7 million, or 57.2%; and an increase in net income of $139.3 million, or 94.5%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $1.19 compared to $0.62 last year, an increase of 91.9%.
For the nine months ended April 30, 2021, revenue, gross profit, and net income were $1.9 billion, $985.6 million, and $680.5 million, respectively. These represent an increase in revenue of $264.0 million, or 15.7%; an increase in gross profit of $228.2 million, or 30.1%; and an increase in net income of $146.1 million, or 27.3%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $2.83 compared to $2.24 last year, an increase of 26.3%.
Excluding the impact of certain discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended April 30, 2021 and 2020, were $1.09, and $0.58, respectively, which was an increase of 87.9%. Excluding the impact of certain discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to stock-based compensation, non-GAAP fully diluted earnings per share for the nine months ended April 30, 2021 and 2020, were $2.67, and $1.87, respectively, which was an increase of 42.8%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, May 20, 2021, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through August 2021 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some jurisdictions, to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and individuals. With operations at over 200 locations in 11 countries, Copart has more than 175,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of certain discrete income tax items, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to stock-based compensation.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2020	2021	2020
Service revenues and vehicle sales:
Service revenues	$623,846	$491,582	$1,671,819	$1,489,472
Vehicle sales	110,064	58,778	272,062	190,452
Total service revenues and vehicle sales	733,910	550,360	1,943,881	1,679,924
Operating expenses:
Yard operations	230,794	231,985	646,690	692,547
Cost of vehicle sales	94,498	53,987	232,487	170,651
Yard depreciation and amortization	25,876	20,333	74,350	55,384
Yard stock-based compensation	1,401	1,442	4,746	3,971
Gross profit	381,341	242,613	985,608	757,371
General and administrative	39,174	37,017	110,326	115,102
General and administrative depreciation and amortization	6,090	6,382	17,957	18,627
General and administrative stock-based compensation	7,966	4,113	22,399	13,258
Total operating expenses	405,799	355,259	1,108,955	1,069,540
Operating income	328,111	195,101	834,926	610,384
Other expense:
Interest expense, net	(5,346)	(5,578)	(15,227)	(14,068)
Other income, net	770	2,277	3,103	2,640
Total other expense	(4,576)	(3,301)	(12,124)	(11,428)
Income before income taxes	323,535	191,800	822,802	598,956
Income tax expense	36,739	44,313	142,281	64,582
Net income	$286,796	$147,487	$680,521	$534,374

Basic net income per common share	$1.21	$0.63	$2.88	$2.30
Weighted average common shares outstanding	236,396	234,133	236,110	232,647

Diluted net income per common share	$1.19	$0.62	$2.83	$2.24
Diluted weighted average common shares outstanding	240,208	238,591	240,149	238,564

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2021	July 31, 2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$911,890	$477,718
Accounts receivable, net	434,873	350,207
Vehicle pooling costs	86,685	73,684
Inventories	39,229	20,080
Income taxes receivable	10,588	26,740
Prepaid expenses and other assets	16,106	15,330
Total current assets	1,499,371	963,759
Property and equipment, net	2,227,531	1,941,719
Operating lease right-of-use assets	125,709	118,455
Intangibles, net	42,535	47,772
Goodwill	347,515	343,622
Other assets	39,285	39,934
Total assets	$4,281,946	$3,455,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$359,239	$318,530
Deferred revenue	20,660	8,233
Income taxes payable	9,140	3,709
Current portion of operating and finance lease liabilities	24,006	25,572
Total current liabilities	413,045	356,044
Deferred income taxes	57,767	71,686
Income taxes payable	55,637	44,965
Operating and finance lease liabilities, net of current portion	108,487	96,150
Long-term debt and other liabilities, net of discount	397,633	396,900
Total liabilities	1,032,569	965,745
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	733,581	672,727
Accumulated other comprehensive loss	(101,664)	(121,088)
Retained earnings	2,617,436	1,937,853
Total stockholders' equity	3,249,377	2,489,516
Total liabilities and stockholders' equity	$4,281,946	$3,455,261

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net income	$680,521	$534,374
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	93,141	76,756
Allowance for credit loss	(1,429)	1,332
Equity in (earnings) losses of unconsolidated affiliates	(2,121)	1,918
Stock-based compensation	27,145	17,229
Gain on sale of property and equipment	(1,257)	(1,745)
Deferred income taxes	(14,130)	9,265
Changes in operating assets and liabilities:
Accounts receivable	(81,593)	19,102
Vehicle pooling costs	(12,777)	661
Inventories	(18,788)	1,209
Prepaid expenses and other current and non-current assets	6,879	6,268
Operating lease right-of-use assets and lease liabilities	389	(221)
Accounts payable and accrued liabilities	47,914	(15,636)
Deferred revenue	8,467	1,365
Income taxes receivable	16,152	(12,076)
Income taxes payable	13,692	9,168
Other liabilities	—	1,999
Net cash provided by operating activities	762,205	650,968

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(364,395)	(490,998)
Proceeds from sale of property and equipment	599	2,153
Net cash used in investing activities	(363,796)	(488,845)

Cash flows from financing activities:
Proceeds from the exercise of stock options	28,829	55,656
Proceeds from the issuance of Employee Stock Purchase Plan shares	4,880	3,955
Payments for employee stock-based tax withholdings	(938)	(102,191)
Payments of finance lease obligations	(962)	—
Net cash provided by (used in) financing activities	31,809	(42,580)
Effect of foreign currency translation	3,954	525
Net increase in cash, cash equivalents, and restricted cash	434,172	120,068
Cash, cash equivalents, and restricted cash at beginning of period	477,718	186,319
Cash, cash equivalents, and restricted cash at end of period	$911,890	$306,387
Supplemental disclosure of cash flow information:
Interest paid	$14,736	$14,514
Income taxes paid, net of refunds	$126,303	$59,302

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2020	2021	2020
GAAP net income	$286,796	$147,487	$680,521	$534,374
Effect of certain discrete income tax items	(19,764)	—	(19,764)	(3,008)
Effect of foreign currency-related losses (gains), net of tax	303	(490)	351	(1,169)
Effect of recognizing tax benefit on exercise of stock-based compensation	(4,910)	(8,768)	(18,850)	(85,965)
Effect of payroll taxes on certain executive stock-based compensation, net of tax	—	—	—	2,867
Non-GAAP net income	$262,425	$138,229	$642,258	$447,099

GAAP net income per diluted common share	$1.19	$0.62	$2.83	$2.24
Non-GAAP net income per diluted common share	$1.09	$0.58	$2.67	$1.87

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000